Exhibit 10.2

[Momenta Pharmaceuticals, Inc. Letterhead]

September 7, 2005

Peter Barton Hutt, Esq.

c/o Covington & Burling

1201 Pennsylvania Avenue, NW

Washington, DC  20004

Re:  Consulting Agreement – 3rd Renewal

Dear Mr. Hutt:

Reference is made to the Consulting Agreement effective dated September 18, 2002 between Momenta Pharmaceuticals, Inc. (formerly Mimeon, Inc.) (“Company”) and you (“Consultant”), as exended and amended by the renewal agreements dated September 29, 2003 and October 4, 2004 (collectively, the “Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Agreement.  The parties hereby amend the Agreement as follows:

1.  Pursuant to Section 4 of the Agreement, Company and Consultant hereby agree to extend the Term of the Agreement for one additional year, commencing on September 18, 2005 and terminating on September 17, 2006 (the “3rd Renewal Period”).  Except as otherwise agreed to in this Letter Agreement, the same terms and conditions as are set forth in the Agreement shall apply to the rendering of Consulting Services during the 3rd Renewal Period.

2.  As compensation for the Consulting Services during the 3rd Renewal Period, Consultant will be granted an additional non-statutory stock option to purchase 4,000 shares of the Common Stock of the Company, at an exercise price equal to the fair market value of a share of Common Stock on the date of grant by the Company, exercisable within three (3) years of the date of grant, with such option to vest in 12 equal monthly installments with the first installment vesting one month from the date of grant.

3.  Paragraph 1 of Schedule A of the Agreement is hereby deleted in its entirety and hereby replaced with the following:

“1.                                 Description of Consulting Services.

The Consultant shall provide such consulting services at the Company reasonably requests in connection with regulatory strategies for drug development and the operation of the Company’s business.”

4.  All other terms and conditions of the Agreement shall remain in full force and effect during the 3rd Renewal Period.

If the foregoing is in conformity with your understanding, please sign both copies of this letter agreement and return to us for counter-signature, attention:  Lisa Carron Shmerling, Deputy General Counsel.  This letter agreement shall be deemed to be binding and effective, upon the terms specified herein, as of the date of the final signature below.

Very truly yours,

MOMENTA PHARMACEUTICALS, INC.

By:	/s/ Richard P. Shea
Chief Financial Officer

Date:	September 22, 2005

Agreed and accepted:

		By:	/s/ Peter Barton Hutt
Peter Barton Hutt, Esq.

		Date:	September 22, 2005